MUNIVEST FUND II, INC.

FILE # 811-7478

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
2/17/2005	New York City 5% 3/1/30 or 35	950,765,000	5,000,000

Morgan Stanley

Bear Stearns

Citigroup

UBS Financial

MR Beal & Co.

First Albany Capital

Goldman Sachs

JP Morgan

Lehman Brothers

Merrill Lynch

Ramirez & Co.

Roosevelt & Cross

AG Edwards & Sons

Advest Inc.

Apex Pryor

Banc of America

CIBC World Markets

RBC Dain Rauscher

Jackson Securities

Janney Montgomery

Legg Mason Wood

Loop Capital Markets

Popular Securities

Prager, Sealy & Co.

Raymond James & Assoc.

Wachovia Bank

3/3/2005	Central Puget Sound 5% 11/1/30	422,815,000	2,700,000	Citigroup Lehman Brothers Merrill Lynch UBS Financial Banc of America Siebert Brandford Shank
4/15/2005	City of NY GO 5% 4/1/35	857,130,000	10,500,000

Morgan Stanley

Bear Stearns

Citigroup

UBS Financial

MR Beal & Co.

First Albany Capital

Goldman Sachs

JP Morgan

Lehman Brothers

Merrill Lynch

Ramirez & Co.

Roosevelt & Cross

AG Edwards & Sons

Advest Inc.

Apex Pryor

America Securities

RBC Dain Rauscher

Jackson Securities

Janney Montgomery

Legg Mason Wood

Loop Capital Markets

Popular Securities

Prager, Sealy & Co.

Raymond James & Assoc.

Wachovia Bank